UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2022

New Mountain Guardian III BDC, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	000-56072	84-1918127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 25, 2022, New Mountain Guardian III BDC, L.L.C. (the “Company”) submitted two matters, as described more fully below, to the vote of its unitholders (the “Unitholders”) by written consent. On March 3, 2022, the Company received the vote of a majority-in-interest of its Unitholders in favor of both proposals. A summary of the matters voted upon by the Unitholders is set forth below.

On March 3, 2022, a majority-in-interest of the Unitholders voted to approve a new investment advisory and management agreement (the “New Investment Management Agreement”), by and between the Company and New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”) and to approve the payment of fees for investment advisory services provided by the Adviser during the period in which a written contract was technically not in place for such services (the “Payment of Fees”). As described more fully below, the requirement to approve the New Investment Management Agreement and the Payment of Fees was the result of a wholly inadvertent and unintentional oversight and did not reflect the intent or desire of either the board of directors of the Company (the “Board”) or the Adviser. No other vote of the Unitholders is required. On February 16, 2022, the Board, including a majority of the directors who are not “interested persons”, as such term is defined under the Investment Company Act of 1940 Act, as amended (the “1940 Act”), of the Company (the “Non-Interested Directors”) previously approved, and recommended that the Unitholders approve, both the New Investment Management Agreement and the Payment of Fees.

The first proposal approved by the Unitholders related the approval of the New Investment Management Agreement. The terms of the New Investment Management Agreement are substantially identical to those of the prior investment advisory and management agreement (the “Prior Investment Management Agreement”) that was executed on July 15, 2019, and under which the Adviser had provided investment advisory services to the Company since its inception. The New Investment Management Agreement was approved by the Unitholders representing 35,570,000 units of the Company’s limited liability company interests (“Units”) as of March 3, 2022, which constitutes a majority-in-interest of the Unitholders. No other vote of the Unitholders is required to adopt the New Investment Management Agreement. As of March 8, 2022, the New Investment Management Agreement was approved by Unitholders representing 49,630,800 Units, or 71.45% of the outstanding Units. The New Investment Management Agreement will be executed and become effective 20 calendar days after the related information statement is sent to Unitholders.

The second proposal approved by the Unitholders related to the approval of the Payment of Fees. Pursuant to Section 15(a)(2) of the 1940 Act, the Prior Investment Management Agreement had an initial term of two years, which term could be continued only so long as the Board, including a majority of the Non-Interested Directors, approved such continuance annually. The Prior Investment Management Agreement’s initial two year term ended on July 15, 2021. As noted above, the Company inadvertently failed to present the Prior Investment Management Agreement for renewal to the Board as required by Section 15(a)(2) of the 1940 Act. The failure to renew the term of the Prior Investment Management Agreement for the succeeding annual period beginning July 15, 2021 was wholly inadvertent and unintentional and did not reflect the intent and desire of the Board or the Adviser. In that regard, although the Prior Investment Management Agreement was, unbeknownst to all parties involved, terminated as a technical matter effective as of July 15, 2021, the Adviser continued to serve as the Company’s investment adviser as if the Prior Investment Management Agreement was still in effect. The Payment of Fees was approved by Unitholders representing 35,570,000 Units as of March 3, 2022, which constitutes a majority-in-interest of the Unitholders. No other vote of the Unitholders is required to approve the Payment of Fees. As of March 8, 2022, the Payment of Fees was approved by the Unitholders representing 49,630,800 Units, or 71.45% of the outstanding Units. No payment will be made to the Adviser until 20 calendar days after the related information statement is sent to Unitholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian III BDC, L.L.C.

Date: March 9, 2022	By:	/s/ Joseph Hartswell
		Name:	Joseph Hartswell
		Title:	Chief Compliance Officer and Corporate Secretary